UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2015

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of ePlus inc. was held on September 10, 2015.  There were present, in person or by proxy, holders of 6,633,949 shares of our common stock, or 88.73% of all shares of common stock eligible to be voted at the meeting. The final voting results on all matters are disclosed below.

1.  Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Proposal 1 in the proxy statement).  Each nominee for director was elected by a vote of the shareholders as follows:

	For	Withheld	Broker Non-Vote
Phillip G. Norton	5,584,885	316,822	732,242
Bruce M. Bowen	5,626,906	274,801	732,242
C. Thomas Faulders	5,706,612	195,095	732,242
Terrence O'Donnell	4,656,515	1,245,192	732,242
Lawrence S. Herman	5,030,695	871,012	732,242
Ira A. Hunt	5,730,326	171,381	732,242
John E. Callies	5,810,914	90,793	732,242
Eric D. Hovde	5,723,493	178,214	732,242

Each nominee was elected a director of ePlus inc.

2.  The advisory vote on the compensation of our named executive officers, as disclosed in our proxy statement (included as Proposal 2 in the proxy statement), was approved by the following vote:

For:	5,713,849
Against:	98,976
Abstain:	88,882
Broker non-votes:	732,242

3.  Ratification of the selection of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2016 (included as Proposal 3 in the proxy statement).  The proposal was approved by a vote of shareholders as follows:

For:	6,529,531
Against:	93,001
Abstain:	11,417
Broker non-votes:	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 11, 2015